Value-driven Investments

Real estate is the foundation of wealth for 4 out of 5 millionaires. At HappyNest, we're driven by helping you achieve your financial goals through our commitment to quality investments.

Meet our expert investment team



Quality Over Yield

The HappyNest Approach

HappyNest is committed to growing a diversified commercial real estate portfolio that focuses on single-tenant net-leased properties with short to mid-term leases, along with other well-timed investments.

We aim to deliver a balance of stable cash distributions and asset appreciation by securing properties leased to pandemic and internet-resistant businesses.

Our investment portfolio now includes multi-family and industrial properties, effectively reducing market risk, increasing long-term returns, and providing stability for our valued investors.


LIBERTY

Important Note to New Investors

Our investment strategy focuses on holding real estate for an extended period to fully capitalize on the benefits of property value growth.

Read Our Offering Before Investing

**Investors with short-term objectives or those who may need to liquidate assets quickly should consider investments with higher liquidity.*

Real Estate for Real People.

A portfolio designed to deliver attractive risk-adjusted returns regardless of market conditions.

Some of your new tenants:

1. Johnson & Johnson

2. Northrop Grumman

3. FedEx

Why wait?

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THE KELSEY
APARTMENT HOMES
AT HOWARD LANE
Building 2
Building 1
Building 3
Clubhouse
Phase 2

Kelsey Apartment Homes

The Kelsey Apartment Homes at Scofield Farms: May 2023 Construction Update

Pre-Leasing Begins Soon!

Our fund deployed an investment in the Kelsey Apartment Homes at Howard Lane development in the Austin, TX area. **Bonner Carrington**, the developer of the Kelsey project, provided us access to this **Class A 383-unit apartment home development in one of the fastest-growing suburbs in the country.**

Construction Progress:

Framing of the Clubhouse and Buildings 1 through 5 (Phases I and II) is well underway, with the commencement of framing for Buildings 6, 7, and 8 (Phase III) scheduled to start this month. All project utilities and retention ponds are fully completed, with ongoing construction progress evident in the attached photos. Projected completion remains on track for the Clubhouse in June and the first residential building in August, with the entire project estimated to conclude in Q1 2024.

Interested in learning more?

Tell Me More


SOLD
CVS/pharmacy

CVS Pharmacy

New Disposition Announcement – 01/06/2023
(~15% IRR in Less Than Three Years)

On December 30, 2022, HappyNest sold the CVS Property located at 110 Northampton St in Easthampton, MA for $6,000,000. After paying off $3,540,000 in loans and $200,000 in closing costs, the net profit was approximately $2,260,000. **HappyNest's final share from the sale was around $306,000, resulting in an estimated 15% return in less than three years.** The company held a 13.548% shared ownership in the property, with an initial investment of $250,000.


LIBERTY
A CANNABIS DISPENSARY

Cannabis Real Estate Fund

New Acquisition Announcement – 07/13/2022
(Five New Property Acquisitions!)

We're happy to announce our Partnership with Rainbow Realty Group in **Cannabis Real Estate Fund II,** which provides HappyNest REIT's shareholders with exposure to cannabis-related real estate transactions.

Rainbow Realty Group has an unbeatable reputation and **first-class financial backing through Gould Investors LP, NYSE: BRT, NYSE: OLP**. They have over 60 years of experience in the real estate industry.

You can expect a lot more exciting acquisition announcements to follow!

Our Founder explains why we decided to make this investment

Read More

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Legal Disclaimer: HappyNest REIT, Inc. (the "Company") has filed an Offering Statement on Form 1-A ("Offering Statement") relating to the offering of its common stock (the "Offering"), with the U.S. Securities and Exchange Commission ("SEC"), which has not yet been qualified by the SEC. No offers or sales of securities will be made under the **Offering Statement** until the Offering Statement has been qualified by the SEC. The Offering Statement, including the Offering Circular included therein, is available here and may be accessed through the SEC's website at www.sec.gov. The Offering Circular may also be obtained by contacting the Company at 1997 Annapolis Exchange Pkwy, Suite 300, Annapolis, Maryland 21401 or **410-956-0447**. The information provided herein does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, securities in any state or jurisdiction in which in which such offer, solicitation or sale would be unlawful under the securities laws of any such state or jurisdiction. No money or other consideration is being solicited in connection with the information provided herein, and if any is sent it will not be accepted. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given. The Offering is available only to "qualified purchasers" (as defined by Regulation A) located in all U.S. States and territories except for Arizona, and North Dakota. The Offering is also not open to investors located in the U.S. Virgin Islands. Neither the SEC, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved the common stock of the Company, determined if the Offering Circular is truthful or complete or passed on or endorsed the merits of the Offering. Any representation to the contrary is a criminal offense. Certain market and third-party information on this website have been collected from sources which the Company believes to be reliable, but such information has not been independently verified by the Company. Each recipient should conduct its own due diligence investigation in connection with a prospective investment. Any investment in the Company will entail a high degree of risk. No investment in the securities should be made by any person who is not in a position to lose the entire amount of such investment

IMPORTANT NOTICE REGARDING FORWARD-LOOKING STATEMENTS: We make statements in this website that are forward-looking statements within the meaning of the federal securities laws. The words "believe," "estimate," "expect," "anticipate," "intend," "plan," "seek," "may," and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this website. The forward-looking statements included in this website are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from those expressed or implied by any forward-looking statement. Additionally, all forward-looking statements are subject to the risk factors detailed from time to time in the Company's filings with the SEC, including without limitation, the Offering Circular. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of hereof and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. Before you decide whether or not to invest in the Company, you should read the Offering Circular, including the "Risk Factor" section, and other documents the Company has filed with the SEC for more complete information about the Company and any investment in the Company *Logos are for presentational purposes only. Neither HappyNest Holdings LLC, the Company, nor their affiliates thereof are affiliated with, associated with, sponsored by or endorsed by the respective logo's owner.